CONFORMED COPY










                          SECURITIES PURCHASE AGREEMENT



                                 by and between



              THREE CITIES FUND II, L.P., THREE CITIES OFFSHORE II
                       L.P. and TERFIN INTERNATIONAL, LTD.



                                       and



                          THE PURCHASERS LISTED HEREIN





                              as of March 14, 1997

            THIS SECURITIES PURCHASE AGREEMENT is made as of this 14th day of March, 1997, by and between the Purchasers listed on the signature pages hereof (the "Purchasers") and Three Cities Fund II, L.P. ("Fund II"), Three Cities Offshore II L.P. ("Offshore II") and Terfin International, Ltd. ("Terfin", collectively with Fund II and Offshore II, the "Sellers").

                           W I T N E S S E T H

            WHEREAS, each of Fund II, Offshore II and Terfin own certain equity securities of Family Bargain Corporation, a Delaware corporation (the "Company"), as more fully described herein (collectively, the "Equity Securities").

            WHEREAS, the parties desire for the Purchasers to purchase the Equity Securities in accordance with the terms hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, each intending to be legally bound, hereby agree as follows:

            1. PURCHASE AND SALE OF EQUITY SECURITIES. Fund II, Offshore II and Terfin hereby agree to sell to the Purchasers, and the Purchasers hereby agree to purchase from Fund II, Offshore II and Terfin, the Equity Securities as set forth in Schedule 1 hereof. Fund II, Offshore II and Terfin shall deliver such Equity Securities to the Purchasers, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description.

            2. CONSIDERATION TO FUND II, OFFSHORE II AND TERFIN. As consideration for the Equity Securities, the Purchasers will deliver on the Closing

Date (as defined herein) to Fund II, Offshore II and Terfin the number of shares of Series B Junior Convertible, Exchangeable Preferred Stock, par value $.01 per share (the "Series B Preferred"), of the Company as set forth in Schedule 1 hereto (the "Stock Consideration").

            3. REPRESENTATIONS AND WARRANTIES BY FUND II, OFFSHORE II AND TERFIN. As material inducement for the Purchasers to enter into this Agreement, each of Fund II, Offshore II and Terfin hereby jointly and severally represents and warrants to the Purchasers as follows:

                  a. That it has full corporate or partnership, as the case may be, power and authority to consummate the transactions contemplated by this Agreement; that this Agreement constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms; that neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein in the manner herein provided, will violate any agreement to which it is a party or by which it is bound, or any law, order, decree or judgment applicable to it; and that any authorization, approval or consent of any third party that is required for the lawful execution, delivery and performance of this Agreement by it has been obtained.

                  b. That it transfers the Equity Securities attributed to it on
Schedule 1 attached hereto, free and clear of all liens, security interests and claims and encumbrances of every kind, nature and description.

            4. REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS. As material inducement for the Sellers to enter into this Agreement, the Purchasers hereby represent and warrant to the Sellers as follows:





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







                  a. That the Purchasers have full corporate or trust, as the case may be, power and authority to consummate the transactions contemplated by this Agreement.

                  b. That this Agreement constitutes the legal, valid, and binding obligations of the Purchasers, enforceable against them in accordance with their respective terms.

                  c. That neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein in the manner provided herein, will violate any agreement to which any Purchaser is a party or by which it or any of its property or assets is bound, or any law, order, decree or judgment applicable to any Purchaser, or any provision of their certificate of incorporation or by-laws or similar organizational documents, and that no authorization, approval or consent of any third party is required for the lawful execution, delivery and performance of this Agreement by any Purchaser.

                  d. That the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or trust action, as the case may be, on the part of each Purchaser.

                  e. That it transfers the Stock Consideration due from and payable by it as listed on Schedule 1 attached hereto, free and clear of all liens, security interests and claims and encumbrances of every kind, nature and description.

                  f. That the Purchasers are purchasing the Equity Securities for purposes of investment and not with a view toward the distribution thereof.





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







            5. TERMINATION. This Agreement may be terminated by Fund II, Offshore II or Terfin or the Purchasers, if the Assignment and Assumption and Joinder Agreement (as defined herein) is terminated.

            6.    DELIVERIES.

                  a. FUND II, OFFSHORE II AND TERFIN DELIVERIES. On the Closing Date, Fund II, Offshore II and Terfin have delivered or caused to be delivered to the Purchasers certificates for the Equity Securities, endorsed by the holder thereof in blank or with stock transfer powers executed by the holder thereof in blank attached.

                  b. PURCHASERS DELIVERY. On the Closing Date, the Purchasers shall deliver to Fund II, Offshore II and Terfin the certificates for the Stock Consideration, endorsed by the holder thereof in blank or with stock powers executed by the holder thereof in blank attached.

            7.    MISCELLANEOUS.

                  a. INDULGENCES, ETC. Neither the failure nor any delay on the part of any party to execute any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.





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







                  b. CONTROLLING LAW. THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTIONS), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  c. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, or on the next business day when deposited with a reputable overnight courier service, such as Federal Express, for delivery to the intended addressee. All notices shall be addressed as follows:

                        (i) If to the Purchasers, as provided on Schedule 2 hereto;

                        (ii)  If to the Sellers:
                              c/o Three Cities Research, Inc.
                              135 East 57th Street
                              New York, NY  10022
                              Attn.: J. William Uhrig

                              with a copy to:

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, New York 10019
                              Attention: Robert M. Hirsh, Esq.

Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this





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







subparagraph for the giving of notice, and such alteration shall become effective upon actual receipt.

                  d. BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, except that no party may assign or transfer its rights nor delegate its duties under this Agreement without the prior written consent of the other parties hereto.

                  e. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original as against the party whose signature appears thereon, and both of which shall together constitute one and the same instrument. This Agreement shall become binding when one (1) or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties reflected hereon as the signatories.

                  f. PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provisions shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  g. PARAGRAPH HEADINGS. The Paragraph and subparagraph headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

                  h. GENDER, ETC. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any





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







other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  i. NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, only business days shall be counted.

                  j. EXHIBITS AND SCHEDULES. All Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                  k. ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein and therein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  l. CLOSING. Subject to the terms and conditions of this Agreement, the closing (the "Closing") with respect to this Agreement shall occur concurrently with the execution and delivery of the Assignment and Assumption and Joinder Agreement, dated as of March 14, 1997 (the "Assignment and Assumption Agreement"), among the Persons listed on the signature pages thereto under the caption "Assignors", the Persons listed on the signature pates thereto under the caption "Assignees" and the Company, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, or at such other date and such other place as the parties hereto shall agree (the "Closing Date").





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







            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

Purchasers:                     THE BANK OF NEW YORK AS TRUSTEE
                                FOR THE EMPLOYEES RETIREMENT
                                PLAN OF THE BROOKLYN UNION GAS
                                COMPANY


                                By:/S/ EUGENE J. FORAN
                                   -----------------------------------
                                    Name: Eugene J. Foran
                                    Title:    Vice President

                                BOSTON SAFE DEPOSIT & TRUST
                                COMPANY, TRUSTEE FOR US WEST
                                PENSION TRUST


                                By:/S/ BOB DAMISH
                                   -----------------------------------
                                    Name: Bob Damish
                                    Title:   Officer

                                BOSTON SAFE DEPOSIT & TRUST
                                COMPANY, TRUSTEE FOR US WEST
                                BENEFIT ASSURANCE TRUST


                                By:/S/ BOB DAMISH
                                   -----------------------------------
                                    Name: Bob Damish
                                    Title:   Officer


                                By:/S/ JOHN BORER
                                   -----------------------------------
                                    John J. Borer III

Sellers:                        THREE CITIES FUND II, L.P.

                                By: TCR Associates, L.P.,
                                    as General Partner


                                By: /S/ WILLEM F.P. DE VOGEL
                                   -----------------------------------
                                    Name:  Willem F.P. de Vogel
                                    Title:   General Partner

                                THREE CITIES OFFSHORE II C.V.

                                By:  TCR Associates Offshore, L.P.,
                                       as General Partner


                                By: /S/ J. WILLIAM UHRIG
                                   -----------------------------------
                                    Name:  J. William Uhrig
                                    Title:   General Partner

                                TERFIN INTERNATIONAL LTD.


                                By: /S/ J. WILLIAM UHRIG
                                   -----------------------------------
                                    Name:  J. William Uhrig
                                    Title:   Attorney-In-Fact






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







                                   SCHEDULE 1


EQUITY SECURITIES SOLD AND CONSIDERATION THEREFOR
-------------------------------------------------


                                                          Shares of
                                                           Common               Series B
                                                            Stock        Preferred Received
SELLER                                                       SOLD         AS CONSIDERATION
------                                                       ----         ----------------
Three Cities Fund II, L.P.                                  37,916                125
Three Cities Offshore II C.V                                64,121                212
Terfin International, Ltd.                                  25,509                 84
                                                           -------            -------
TOTAL                                                      127,546                421

EQUITY SECURITIES PURCHASED

                                                          Shares of
                                                            Common             Series B
                                                            Stock         Preferred Paid
PURCHASER                                                   BOUGHT        AS CONSIDERATION
---------                                                   ------        ----------------
The Bank of New York as Trustee for the Employee
   Retirement Plan of the Brooklyn Union Gas Company        77,772                257
Boston Safe Deposit & Trust Company, Trustee
   for US WEST Pension Trust                                34,997                116
Boston Safe Deposit & Trust Company, Trustee
  for US WEST Benefit Assurance Trust                       11,666                 38
John J. Borer III                                            3,111                 10
                                                           -------            -------
TOTAL                                                      127,546                421


                               SCHEDULE 2


                          ADDRESS OF PURCHASERS


The Employees Retirement Plan
  of the Brooklyn Union Gas Company
c/o Thomas Riordan
Brooklyn Union Gas Co.
One Metro Tech Center
Brooklyn, NY 11201-3950

Boston Safe Deposit & Trust Company,
  Trustee for US West Pension Trust
c/o John Picone
Rogers Casey Alternative Investments
One Parklands Drive
Darien, CT 06820

Boston Safe Deposit & Trust Company,
  Trustee for US West Benefit Assurance Trust
c/o John Picone
Rogers Casey Alternative Investments
One Parklands Drive
Darien, CT 06820

John J. Borer III
Rodman & Renshaw
Two World Financial Center
Tower B, 30th Floor
New York, NY 10281